                                                                   EXHIBIT 10.34


DATE:          June 11, 1999

TO:            NRG POWER MARKETING INC.

ATTENTION:

FAX NO:

FROM:          NIAGARA MOHAWK POWER CORPORATION

RE:            SWAP TRANSACTION

--------------------------------------------------------------------------------

Dear Ladies and Gentlemen:

          The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction").

          This Confirmation constitutes a "Confirmation" as referred to herein, and supplements, forms a part of and is subject to, the ISDA Master Agreement, dated as of June 11, 1999 as amended and supplemented from time to time (the "Agreement"), between NRG Power Marketing Inc. ("PRODUCER") and Niagara Mohawk Power Corporation ("NIAGARA MOHAWK"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

          The terms of the Transaction to which this Confirmation relates are as follows:

THE OBLIGATIONS INCURRED PURSUANT TO THIS TRANSACTION SHALL REQUIRE CASH PAYMENTS AND SHALL IN NO EVENT BE INTERPRETED TO REQUIRE THE PURCHASE OR SALE OF ELECTRICITY.

1.        General Terms:

          Trade Date:      June 11, 1999

          Effective Date:  The later of (i) the Closing Date, as such term is defined in the Asset Sales agreement between Niagara Mohawk and NRG Energy, Inc., or (ii) first day of the month following the month in which the later of (i) the NYISO goes into operation, or (ii) Niagara Mohawk's senior notes of the series having the longest maturity then outstanding have been rated investment grade by (a) S&P and Moody's or (b) S&P or Moody's and at least one other rating agency.

   Termination Date:       The fourth anniversary of the Closing Date.


   Business Day:           Any day other than Saturday, Sunday and any day
                           which is a legal holiday or a day on which banking institutions in New York City are authorized by law or other governmental action to close; and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. Eastern Standard (or Daylight) time.

   Calculation Agent:      NIAGARA MOHAWK.

2. Payments:

   Settlement Dates:       The last day of each calendar month during the Term
                           of this Transaction.

   Settlement Periods:     With respect to each Settlement Date means the
                           period from (but excluding) the immediately preceding Settlement Date (or, in the case of the first Settlement Date, from and including the Effective Date) to (and including) such Settlement
                           Date (or, in the case of the last Settlement Date, to and including the Termination Date).

   Payment Dates:          With respect to each Settlement Date or Settlement
                           Period means the 25th day of the calendar month immediately after such Settlement Date or Settlement
                           Period, as the case may be, subject to adjustment in accordance with the Following Business Day
                           Convention.

   Payment Calculations:   Not less than 5 Business Days prior to each
                           Payment Date, the Calculation Agent shall calculate the amounts payable by each party on such Payment
                           Date and shall notify the other party thereof
                           (including reasonable detail with respect to such calculation).

     Payment Amounts:      On each Payment Date: (i) NIAGARA MOHAWK shall pay
                           to PRODUCER one-twelfth of the Call Fee - Stage 1 for the preceding Settlement Period, and (ii) PRODUCER shall pay to NIAGARA MOHAWK an amount equal to the sum of (A) the aggregate Capacity Payment for each Interval during such Settlement Period and (B) the Ancillary Services Payment for such Settlement
                           Period.

                           In addition to the foregoing, if NIAGARA MOHAWK has exercised the Call Option with respect to any Interval during a Settlement Period, then on the Payment Date immediately after such Settlement Period
                           (i) NIAGARA MOHAWK shall pay to PRODUCER the sum of
                           (A) the aggregate Call Fee-Stage 2 for each such Interval, and (B) the aggregate NIAGARA MOHAWK Call Amount for each such Interval, and (ii) PRODUCER shall pay to NIAGARA MOHAWK the aggregate PRODUCER Call Amount for each such Interval.

3.   Call Option Exercise:

     Call Option:          With respect to each Interval, NIAGARA MOHAWK shall
                           have the right, but not the obligation, to specify a quantity of electricity (the "Call Quantity") as to which the PRODUCER Call Amount and the NIAGARA Call
                           Amount will be calculated and will become due in accordance with this Transaction. Notwithstanding the foregoing, PRODUCER shall retain the right to refuse the portion of a Call Quantity for a Unit if the Unit is unexpectedly forced off-line or derated sufficiently to be unable to fulfill the portion of the Call Quantity. Any such refusal with respect to a Call Quantity, for each Settlement Period, shall be limited to the Decline Quantity Cap. In the event the Decline Quantity Cap is reached, the Interval Call Quantity schedule shall immediately become effective in full force, PRODUCER shall immediately notify NIAGARA MOHAWK of any such refusal, the reason for such refusal and the Call
                           Quantity refused. In the event of refusal due to unavailability NIAGARA Mohawk shall not be required to take the Minimum Capacity quantity. At the request of NIAGARA MOHAWK, PRODUCER shall provide evidence of such Unit unavailability or derate. Any exercise which is refused in accordance herewith shall be deemed not to have been exercised to the extent of the Call Quantity so refused.

                           Call Quantities shall be subject to the following limitations: (i) no individual Unit Call Quantity nomination schedule can change by more than its response rate (set forth in Schedule A hereto); (ii) Minimum Capacity and Minimum Down Time Times (set forth in Schedule A hereto), must be adhered to in the nomination for Call Quantities (e.g. to adhere to the Minimum Down Time, if a Call Quantity is scheduled to zero, the Call Quantity cannot exceed zero again until the Minimum Down Time is met, (iii) the Call Quantity for an Interval is limited to the Maximum Capacity set forth in Schedule A hereto, (iv) the aggregate calendar year Call Quantity limit cannot exceed the amount set forth in Schedule B.

Call Option
Exercise Procedure:

                           Schedule D shall be deemed to be the Call Quantity. For Settlement Periods beyond September 2001, NIAGARA MOHAWK shall have the right to amend Schedule D for each Capability Period with a written notice one month prior to each Capability Period. Such Schedule D amendment shall not change the aggregate Call Quantity for (i) any Capability Period (ii) any calendar year.

                           For any Call Quantity refused by producer NIAGARA MOHAWK shall have the right to make up such quantities by the following procedure. NIAGARA MOHAWK may exercise the Call Option with respect to any Interval by delivery of an exercise notice to PRODUCER (which may be delivered orally, including by telephone). Any such notice shall specify the relevant Interval and Call Quantity (in MWh), and shall be given prior to 5:00 PM (New York time) on the Friday preceding the week in which such Interval occurs. A week shall consist of the period commencing with the hour ending at 0100 on Monday, New York time and ending with the hour ending at 2400 on Sunday, New York time.

                           If any notice is delivered orally, NIAGARA MOHAWK will execute and deliver a written confirmation confirming the substance of that notice within two Business Days of that notice. Failure to provide that written confirmation will not affect the validity of that oral notice.

4.       Definitions:

         "Ancillary Services Payment": For each Settlement Period means an amount equal to a Portion (as defined below) of the payments which NIAGARA MOHAWK makes to the NYISO during such Settlement Period for Ancillary services (including, specifically, reactive supply and voltage support, regulation and frequency response, and operating reserves). The Portion of such payments for each Settlement Period shall be equal to the product of (X) the ratio of the Call Quantity during such Settlement Period divided by the public sales of NIAGARA MOHAWK times (Y) the payments which NIAGARA MOHAWK makes to the NYISO for such ancillary services.

         "Call Amount": Shall have the meaning defined in PRODUCER Call Amount and NIAGARA Call Amount.

         "Call Fee - Stage 1": For each Settlement Period means an amount for the applicable Unit and Settlement Period determined by the Calculation Agent based on Schedule C hereto.

         "Call Fee - Stage 2": For each Interval during which the Call Option is exercised, an amount for the applicable Unit and Interval determined by the Calculation Agent based on Schedule C hereto; provided that (i) a warm start Call Fee - Stage 2 shall apply, and a cold start Call Fee shall not apply, with respect to an Interval if the Call Option has been exercised and the Call Quantity was zero for the preceding Intervals but was greater than zero for any Interval during the preceding 10 Intervals, and (ii) a cold start Call Fee - Stage 2 shall apply, and warm start Call Fee - Stage 2 shall not apply, if the Call Option has been exercised and the Call Quantity was zero for the preceding 10 Intervals. Notwithstanding the above, a Call Fee - Stage 2 shall not apply if the Call Option was exercised in the preceding interval.

         "Call Quantity": Shall have the meaning described in Article 3 on page
3.

         "Capability Period": Shall mean each of two six-month intervals whereby the winter capability period includes the calendar months of November through April and the summer capability period includes the calendar months of May through October.

         "Capacity": For each Interval means the amount of capacity set forth in Schedule A hereto under the column entitled Max Capacity.

         "Capacity Payment": For each Interval means the Market Capacity Price in $/MW multiplied by the Capacity for such Interval.

         "Decline Quantity Cap": For each Settlement Period, the PRODUCER's right to decline the Call Quantity due to unexpected forced outage or derate shall be limited on a previous six-Scheduled Quantity Month basis. The Decline Quantity Cap is defined as the Maximum Capacity set forth in Schedule A times the Intervals that make up the previous six Scheduled Quantity Months (adjusted for leap year) times the Equivalent Forced Outage Rate ("EFOR") set forth in Schedule A. The declined quantity shall be calculated on a rolling Interval basis during the previous six-Scheduled Quantity Months (for example, hour ending 1400 on February 15, last year through hour ending 1300 February 15, this year including all of the Scheduled Quantity Months). Furthermore, it is understood that on the Closing Date, it shall be deemed that the previous six-Scheduled Quantity Months have an EFOR as listed in Schedule A.

         "Interval": one hour.

         "Market Capacity Price": Shall equal zero at any time when (i) no separate market for capacity exists, or (ii) capacity obligations for load serving entities cease to exist in the NYISO Tariff. Commencing on the first day of the month following the calendar month in which the NYISO is initially established and operating and only if there then exists a separate market for capacity, the Market Capacity Price shall mean the price paid to producers or by load serving entities for capacity at the respective generator plant bus-bar location, established by the most recent NYISO capacity auction.
                                             N
                                             E [P(i) * V(i))/H(i)]
                                            |-|
                        $/MWh(1) =         ___________

_________________________

         (1) As an example, consider three tranches: (1) 2,100 MW at $1,000/MW per month, (2) 2,000 MW at $2,700/MW per 3-month, (3) 6,000 MW at $6,600/MW per
6-month.  The resultant price is equal to the following:

$/MWh    =        { ($1,000/MW*2,100 MW)/720 hr       =$1.43/MWh
                  + ($2,700/MW*2,000 MW)/2,160 hr
                  + ($6,600/MW*6,000 MW)/4,380 hr}
                           _________________________

                                    N
                                    E  [V(i)]
                                   |-|


         where:

         "N" is the number of individual Capacity Tranches sold at auction;

         "P(i)", is the sales price (in S/MW) of the ith Capacity Tranche sold at auction;

         "H(i)", is the capacity entitlement (in hours) corresponding to the ith Capacity Tranche sold at auction;

         "V(i)", is volume of Capacity (in MW) in the Capacity Tranche sold at auction; and

         "Capacity Tranche" means an individual block of auction dates and hours of capacity entitlement.

         Prior to the establishment of the Market Capacity Price, and if capacity obligations for load serving entities exist in the NYISO Tariff then NIAGARA MOHAWK shall retain the right to claim the Capacity, and PRODUCER must provide such Capacity, for NIAGARA MOHAWK's capacity requirements to the NYISO. In the event the PRODUCER is unable to provide Capacity acceptable to the NYISO in the amount claimed by NIAGARA MOHAWK from its own sources, the PRODUCER must procure the CAPACITY from the market and provide it to NIAGARA MOHAWK at no cost to NIAGARA MOHAWK. In the event the PRODUCER fails to provide such Capacity, PRODUCER shall be charged a penalty equivalent to the greater of (i) the penalty rate assessed by the NYISO, or (ii) the capacity rate component of NIAGARA MOHAWK's Service Classification Number 6 Tariff.

         "Market Price": Means for any Interval commencing on the first day of the month following the calendar month in which the NYISO Establishment Date occurs, the day ahead locational based market price ("LBMP") paid to producers for energy, at the Unit's bus bar or the region in which the Unit's bus bar is located, specified and published by the NYISO.

         "NIAGARA MOHAWK Call Amount": For each Interval during which the Call Option is exercised, an amount equal to the product of the Call Quantity for such Interval multiplied by the Fixed Price ("P") for such Interval set forth in Schedule C hereto.

         "NYISO" is the New York Independent System Operator which operates the bulk power electric system pursuant to the FERC approved tariff which was filed by the

--------------------------------------------------------------------------------
                        (2,100 MW + 2,000 MW + 6,000 MW)
members of the New York Power Pool on December 19, 1998.

         "PRODUCER Call Amount": For any Interval during which the Call Option is exercised, an amount equal to the product of the Call Quantity for such Interval multiplied by the Market Price for such Interval.


         "PSC": Shall mean the New York Public Service Commission.

         "Scheduled Quantity Month": Shall mean any calendar month in which a Call Quantity is pre-scheduled pursuant to Schedule D; specifically the calendar months of June, July, August, December, January, February, and the month of March during the year 1999, and 2000 for Huntley, but excluding the month of December during the year 2002 for Dunkirk.

         "Unit": Shall be PRODUCER's electric generating units as shown in Schedule A.

5.       Further Assurances

         Subject to the terms and conditions contained herein, upon the request from time to time of either party hereto, the other party shall promptly execute and deliver or use its reasonable best efforts to cause to be executed and delivered, such consents, approvals and other instruments, including, without limitation, assignments of this Transaction as collateral, estoppel certificates and utility certificates, in form and substance reasonably satisfactory to both parties and their respective counsel to implement any financing or other material business transaction undertaken by the requesting party.

6.       Account Details:

         Account Details of NIAGARA MOHAWK:
Bank name:        Citibank
         Address:          399 Park Avenue
                           New York, New York 10022
         ABA #:
         Account name:     Niagara Mohawk Power Corporation
         Account #:

         Account Details of PRODUCER:
         Bank name:        LaSalle National Bank
         Address:          Chicago, IL
         ABA #:
         Account name:     NNRG Power Marketing Inc.
         Account #:

    Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us.


                                 Yours sincerely,



                                 NIAGARA MOHAWK POWER CORPORATION



                                 By:  Clement Nadeau
                                      ---------------------------------------
                                      Name:  CLEMENT NADEAU
                                      Title: Vice President

Confirmed as of the
date first above written:


NRG POWER MARKETING INC.



By: James J. Bender
    ---------------------------
    Name:  James J. Bender
    Title: Vice President